Exhibit 10.20

                           RESTRICTED STOCK AGREEMENT


     The Coca-Cola Company (the "Company") hereby agrees to award to the recipient named below (the Recipient) on the date set forth below (Future Award
Date) the number of shares of Common Stock, $.25 par value, of the Company (the "Shares"), in accordance with and subject to the terms, conditions and restrictions of this Agreement. If the conditions described below are satisfied, such award will be made under the terms of The Coca-Cola 1989 Restricted Stock Award Plan (the "Plan") of the Company on the Future Award Date. All benefits hereunder will be cancelled and all terms of this Agreement shall be null and void if a majority of shareholders voting at the next annual meeting of shareowners do not approve the granting of this award:

        Name and Address of Recipient:  Charles S. Frenette,
                                        London, England

        Number of Shares Subject to Agreement:  125,000

        Agreement Date:  December 20, 2000

        Future Award Date:      January 3, 2006

Performance Criteria:* simple average annual growth in earnings per share equals or exceeds 15% during the Measurement
                        Period.  Earnings per share shall be defined as:

               Income available to common shareholders (excluding
              nonrecurring items) + Effect of assumed conversions
          -------------------------------------------------------------
           Weighted-average shares + Dilutive potential common shares


        Measurement Period:*    January 1, 2001  December 31, 2005

        Release Date:*          March 1, 2006

        Acceptance Date:        December 29, 2000

(1) An award of Restricted Stock under the Plan will be awarded to the Recipient on the Future Award Date noted above. No Shares will be delivered to the Recipient or


*  All as qualified herein


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        transferred  into the Recipients  name until such Future Award Date.
        After such Future Award is made, the Shares will be released from restrictions on the Release Date noted above only upon the satisfaction of all terms and conditions set forth in this Agreement.

        (a) Certificate(s) representing the Shares shall be delivered on the Release Date only if the Recipient, on the Release Date, is, and has continuously been since the Award Date set forth above (the "Award Date"), employed by the Company or a Related Company since the Agreement Date, except as provided in paragraph 1 (b). In addition, the Shares shall be delivered only if certain Performance Criteria, set forth above, are met during the Measurement Period. Further, Recipient understands and acknow-ledges that the Compensation Committee may reduce the number of Shares released even if the specified performance criteria are met if the Recipient fails to meet other objectives and goals, as determined solely in the discretion of the Compensation
                Committee or a subcommittee thereof.   Recipient will be
                required to agree to such additional conditions as set by the Compensation Committee or a subcommittee thereof or to immediately forfeit the Shares.

        (b) If the Recipient dies or becomes disabled prior to the Future Award Date, the terms of this subparagraph shall apply. If death or disability occurs in the first year of the Measurement Period, no award will be made on the Future Award Date and no payments shall be due under this Agreement. If death or disability occurs in any year thereafter, the Recipient or the Recipients estate shall receive a cash payment, less any applicable taxes, equal to the value of the Shares (in U.S. Dollars) (the Cash Payment) determined based upon the dates and Measurement Periods as modified below :

                1. If death or disability occurs between January 1 and June 30 of any calendar year following the first year, the Measurement Period will begin on January 1, 2001 and end on December 31 of the calendar year preceding the death or disability. The Cash Payment will be made on the 90th day following death or disability; or

                2. If death or disability occurs between July 1 and December 31 of any calendar year following the first year, the Measurement Period will begin on January 1, 2001 and end on December 31 of the calendar year in which the death or disability occurs. The Cash Payment will be made on the March 1 following the year in which death or disability occurs.

                The number of Shares to be valued for the Cash Payment will be pro-rated by a fraction with the numerator being the number of months the Recipient was

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                in the position during the Measurement Period and the
                denominator being the original number of months in the
                Measurement Period.   The value of any additional Shares will
                not be included in the Cash Payment. If the performance criteria are not met during the shortened Measurement Period, no payment shall be due.

        (c) Recipient shall have no rights with respect to the Shares, including but not limited to rights to sell, vote, exchange, transfer, pledge, hypothecate or otherwise dispose of the Shares.

        (d) The Recipient shall indicate his or her acceptance of this Agreement by signing and returning this Agreement by the Acceptance Date indicated above.

        (e) During the period between the Agreement Date and the Future Award Date, the Recipient will receive from Recipients employer a quarterly cash payment, less all applicable taxes, equal to the dividend that would be paid on an equivalent number of shares of Company Stock.

        (f) In the event that the Companys shares, as a result of a stock split or stock dividend or combination of shares or any other change or exchange for other securities, by reclassification, reorganization or otherwise, are increased or decreased or changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another corporation, the number of Shares to be awarded under this Agreement shall be adjusted to reflect such change in such manner as the Board of Directors of the Company or the Committee may deem appropriate. If any such adjustment shall result in a fractional share, such fraction shall be disregarded.

        (g) In the event that the Recipient shall cease to be employed by the Company or a Related Company (including due to retirement as defined in the Plan) for any reason other than death, disability (subject to Section 1(b)) or a Change of Control as defined in the Plan prior to the Release Date, or shall violate any of the provisions of this Agreement, this Agreement shall become null and void and no awards or payments shall be due to the Recipient.


     2. Each notice relating to this award shall be in writing. All notices to the Company shall be addressed to the Secretary, The Coca-Cola Company, One Coca-Cola Plaza, Atlanta, Georgia 30313. All notices to the Recipient shall be addressed to the address of the Recipient specified on the face page of this Agreement. Either the Company or the Recipient may designate a different address by written notice to the other. Written notice to

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said  addresses  shall be effective to bind the Company,  the Recipient and the Recipient's representatives and beneficiaries.

     4. The Recipient hereby agrees that (a) any change, interpretation, determination or modification of this agreement by the Committee shall be final and conclusive for all purposes and on all persons including the Company and the Recipient; provided, however, that with respect to any amendment or modification of the Plan which affects the award of Shares made hereby, the Committee shall have determined that such amendment or modification is in the best interests of the Recipient of such award; and (b) this Agreement and the award of Shares shall not affect in any way the right of the Recipients employer to terminate or change the employment of the Recipient.

     5. If any of the terms of this Agreement may in the opinion of the Company conflict or be inconsistent with any applicable law or regulation of any governmental agency having jurisdiction, the Company reserves the right to modify this Agreement to be consistent with applicable laws or regulations.

     6. This Agreement has been made in and shall be construed under and in accordance with the laws of the State of Georgia.

                                        THE COCA-COLA COMPANY

                                        BY:  THE COMMITTEE



                                        /s/ SUSAN E. SHAW
                                        -------------------------
                                        Authorized Signature

     I have read the above Agreement and hereby accept the above award of the terms and conditions of this agreement and I agree to be bound thereby and by the actions of the Committee.


27/12/00                                /s/ CHARLES S. FRENETTE
----------                              --------------------------
Date Accepted                            Recipient





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